Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE	October 20, 2021
BUTLER NATIONAL ACQUIRES ALL EQUITY INTEREST OF BOOT HLL CASINO MANAGER Butler National subsidiary Butler National Service Corporation acquired all interest in Boot Hill Casino Manager, BHCMC, LLC

OLATHE, KANSAS, October 20, 2021, - Butler National Corporation (OTCQB: BUKS) a recognized provider of professional management services in the gaming industry, announces its subsidiary, Butler National Service Corporation (BNSC) closed on the purchase of the minority equity ownership interest in BHCMC, LLC, (BHCMC) that results in BNSC being the sole owner of BHCMC, manager of the Boot Hill Casino & Resort.

BNSC purchased the 2,000 Class A Preferred Membership Units from BHC Investment Company, LC for approximately $16.4 million including an allocation for taxes.  The Sale and Purchase of the Preferred Units in BHCMC, LLC makes BNSC the sole owner/member of BHCMC.

The purchase of the BHC Investment Company, LC interest was funded from company funds and $8.0 million of commercial bank debt.  The purchase transaction was approved by Kansas Racing and Gaming Commission on October 15, 2021, with an effective date for the ownership transfer of August 1, 2021 and a closing date of October 18, 2021.

The ownership of 100% of the equity combined with the December 2020 Building and Land purchase provide significant long-term benefits for BHCMC and BNSC.  These strategic transactions allow BHCMC to continue to grow with future development opportunities.  This equity purchase provides a clear path forward to achieve the mutual goals of BHCMC, BNSC, and the State of Kansas and ultimately benefit the shareholders of Butler National Corporation.

Clark Stewart, President and CEO of Butler National said, “We have worked diligently to reach our goal of owning all the equity of the Boot Hill Casino manager, BHCMC.  The sole Butler ownership of BHCMC achieves a significant milestone for all Butler National shareholders.  We appreciate the advice, assistance and participation of our business partner, BHC Investment Company, LC.  They were essential in the development of the Boot Hill Casino and casino gaming in Kansas.”

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB:
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.